                                                                  EXHIBIT 10.20


                       THIS DOCUMENT CONSTITUTES PART OF A
                  PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
                   REGISTERED UNDER THE SECURITIES ACT OF 1993


                           ANIXTER INTERNATIONAL INC.

                ENHANCED MANAGEMENT INCENTIVE PLAN FOR 1999-2000



         1. PURPOSE AND EFFECTIVE DATE. Anixter International Inc. and its subsidiary Anixter Inc. (together and individually, the "Company") have established a Management Incentive Plan pursuant to the approval of the Company's stockholders at their meeting on May 4, 1995. The annual incentive bonus opportunity currently being provided by the Management Incentive Plan (the "Regular Plan") is being enhanced for the 1999 and 2000 Bonus Years for certain key participants in the Management Incentive Plan as provided in this Enhanced Management Incentive Plan for 1999-2000 (the "Enhanced Plan"). To the extent that the value of any award under the Enhanced Plan exceeds the applicable limitations of the Management Incentive Plan that portion of the award shall be considered as having been granted outside the Management Incentive Plan. The effective date of the Enhanced Plan shall be January 1, 1999.

         2. ADMINISTRATION. The Enhanced Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Enhanced Plan, and the Committee's interpretations of the Enhanced Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Enhanced Plan.

         3. PARTICIPATION. The Participants of the Company listed on Exhibit B who are notified in writing of their participation in the Enhanced Plan and any additional Participants added to Exhibit B by the President and notified in writing of their participation in the Enhanced Plan are the "Participants" in the Enhanced Plan. The participation of the President and Senior Vice President--Finance in the Management Incentive Plan, including the Enhanced Plan, for the Bonus Year 2000 is conditioned upon approval of the stockholders of the Company at their annual meeting in 2000 of the Management Incentive Plan, including the Enhanced Plan, if the Company is subject to the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code.

         4. ENHANCED INCENTIVE OPPORTUNITY. The annual incentive bonus opportunity of each Participant under the Regular Plan shall be divided into two equal portions. One portion shall continue to be governed by the provisions of the Regular Plan and the payout matrices established from time to time pursuant to that plan. This portion of the annual incentive bonus shall not be affected by the Enhanced Plan. The other portion shall be eliminated from the annual incentive bonus provided by the Regular Plan. This eliminated portion of the regular annual incentive bonus, the "Fifty Percent of Regular Annual Bonus Opportunity," shall be governed solely by the Enhanced Plan. An additional annual incentive bonus opportunity as specified for each Participant in Exhibit B, the "Additional Bonus Opportunity," shall also be governed solely by the Enhanced Plan. Together the Fifty Percent of Regular Annual Bonus Opportunity and the Additional Bonus Opportunity shall be the Enhanced Incentive Opportunity and the product of the dollar amount equal to the Enhanced Incentive Opportunity times the percentage of this opportunity deemed earned by the Participant in accordance with paragraph 5. shall be the Earned Enhanced Incentive.

         5. EARNED ENHANCED INCENTIVE. How much, if any, of the Enhanced Incentive Opportunity is earned is dependent on the Company's operating earnings before non-recurring items for each Bonus Year ("Earnings"). The determination of Earnings by the Committee shall be final and conclusive. In making this determination the Committee shall not be bound by technical accounting rules or how the Company chooses to report its Earnings. The payout grid for the Enhanced Incentive is as follows:

                                     EARNINGS FOR                EARNINGS FOR
                                    BONUS YEAR 1999            BONUS YEAR 2000
                                    ---------------            ---------------
                                     (in millions)               (in millions)

Threshold--50% earned                     92                          122

Target--100% earned                      102                          136

Maximum--150% earned                     112                          150

None of the Enhanced Incentive Opportunity will be earned for Earnings below the Threshold. The percentage of the Enhanced Incentive Opportunity earned for Earnings between the Threshold and the Maximum shall be determined by interpolation. Earnings above the Maximum shall not affect the Enhanced Incentive Opportunity.

         6. PAYMENT OF EARNED ENHANCED INCENTIVE. The Earned Enhanced Incentive shall be paid solely in Restricted Stock of the Company. The amount of Restricted Stock shall be determined as follows: First, a value for a share of Restricted Stock shall be determined by averaging the closing prices of the Company's Shares for each trading day during the Bonus Year ("Per Share Value"). The Committee will in its sole judgment adjust this calculation as the Committee determines to be appropriate for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, or any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend. Second, 110% of the Earned Enhanced Incentive that is attributable to Fifty Percent of Regular Bonus and 100% of the Earned Enhanced Incentive that is attributable to Additional Bonus Opportunity shall be added together to determine "Total Initial Value of Restricted Stock." Third, the Total Initial Value of Restricted Stock shall be divided by the Per Share Value to determine the number of Restricted Shares to be awarded to Participant for the Enhanced Incentive Opportunity for the Bonus Year. Fractional shares shall be rounded up or down to the nearest whole share.

         7. RESTRICTED STOCK. Restricted Stock shall only be issued upon the execution of a Restricted Stock Agreement in the form attached as Exhibit A. The Restricted Stock will vest as provided in the Restricted Stock Agreement.

         8. EMPLOYMENT. The Enhanced Plan is not a contract of employment. If the employment of a Participant shall terminate for any reason during a Bonus Year, the Participant shall have no right to any Enhanced Incentive Opportunity for that or, if applicable, the subsequent Bonus Year. A Participant whose employment terminates during a Bonus Year shall be treated as if he was not a Participant in Enhanced Plan at any time during the Bonus Year and that Participant's entire annual incentive bonus opportunity, it any, for that Bonus Year will be governed by the Regular Plan.

         9. IMPACT ON OTHER PLANS. The value of any portion of an Earned Enhanced Incentive shall not be considered in determining (a) a Participant's pension benefit under any of the Company's retirement plans or (b) the amount that a Participant can contribute to any savings plan maintained by the Company. However, if a Participant is participating in a defined benefit pension plan that provides for a pension that is affected by the amount of annual incentive bonus earned by the Participant under the Regular Plan, the amount of annual incentive bonus earned by that Participant under the Regular Plan for that Bonus Year will be treated, to the extent permitted by law, for purposes of that pension plan as if it were twice that amount.

         10. AMENDMENT OF THE ENHANCED PLAN. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Enhanced Plan or the terms of any grant in any respect whatsoever. No such amendment shall affect rights in Restricted Stock earned prior to the amendment or shall reduce the total annual incentive bonus opportunity for that Bonus year below the opportunity the Participant would have had for that Bonus Year if he or she had not been Participant or, if a Change of Control as defined in Exhibit B has occurred, shall reduce any Participant's Enhanced Incentive Opportunity for the Bonus Year in which such amendment is made.

         Executed as of the Effective Date.

         Anixter International Inc.

         By
            -------------------------

                  Its President

                                  EXHIBIT A TO ENHANCED INCENTIVE ENHANCED PLAN


                       THIS DOCUMENT CONSTITUTES PART OF A
                  PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
                   REGISTERED UNDER THE SECURITIES ACT OF 1993



                        RESTRICTED STOCK GRANT AGREEMENT


         This RESTRICTED STOCK GRANT AGREEMENT is entered into effective __________ ("Date of Grant") by and between ANIXTER INTERNATIONAL INC (together with its subsidiaries and individually, the "Company") and ______________ ("Participant"), for the purpose of subjecting ______ shares of the common stock of the Company and any distributions thereon (the "Stock") granted to Participant as a Restricted Stock Grant under Company's _____ Stock Incentive Plan to certain forfeiture provisions contained herein.


                              W I T N E S S E T H:


         WHEREAS, Participant pursuant to Company's Enhanced Management Incentive Plan for 1999-2000 has been granted the Stock subject to the forfeiture provisions contained herein; and

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         Section 1 Vesting and Forfeiture. One third of the Stock shall vest on each anniversary of the Date of Grant beginning with the second anniversary of the Date of Grant. In the case of the President or Senior Vice President--Finance, the number of shares of Stock vesting on each such anniversary will be reduced to the number of shares of Stock that can vest without the value thereof being subject to, or causing other compensation to be subject to, the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, provided that any shares not vesting as scheduled will vest on the earliest date thereafter that they can vest without triggering such limitations and all of the Stock will vest no later than the fifth anniversary of the Date of Grant All of the Stock will vest upon the death or permanent total disability of Participant or upon any Change of Control of the Company. A "Change of Control of the Company" shall occur if (a) substantially all the assets of the Company are sold to a Third Party or a Third Party becomes the Beneficial Owner of the greater of (I) 25%, or (ii) the percentage owned by Sam Zell and his affiliates, of the Company's securities that vote for the election of directors or (b) a majority of the Board of Directors of the Company were not nominated for election by the Board of Directors. A "Third Party" is any Person, other than Samuel Zell or his Affiliates and other than Anixter International Inc. or its subsidiaries. "Person," "Affiliates," and "Beneficial Owner" shall be defined as those terms are defined pursuant to the Securities Exchange Act of 1934, as amended. If at a time the Stock is not vested (i) Participant's employment with Company is terminated by Company for good cause or by Participant voluntarily or (ii) any transfer of the Stock shall be made in violation of this Agreement, the Stock and any distributions thereon may be reacquired by the Company, upon notice to Participant or any permitted transferee, at no cost to the Company. Such notice of forfeiture shall be given by the Company no later than 90 days after the date on which the Company receives actual notice of the occurrence of such event.

         Section 2 Prohibited Transfers. Any sale, hypothecation, encumbrance or other transfer other than transfer by death of any of the shares of Stock subject to forfeiture is prohibited unless the same shall have been consented to in advance in writing by the Company (which consent may be withheld in the sole discretion of the Company).

         Section 3 Legends. Each instrument representing the Stock shall be endorsed with the following legend and with any other legends required by law:

                  THE SALE OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO THE RESTRICTIONS ON TRANSFER AND FORFEITURE CONDITIONS (WHICH INCLUDE THE SATISFACTION OF CERTAIN EMPLOYMENT SERVICE REQUIREMENTS) SET FORTH IN A RESTRICTED STOCK GRANT AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE OFFICE OF THE SECRETARY OF THE CORPORATION.

         Section 4 Withholding Taxes. As a condition to the grant or the vesting of the Stock acquired hereunder, the Grantee shall make such arrangements as the Company may require for the satisfaction of any Federal, state or local withholding tax obligations that may arise in connection with such grant or vesting.

         Section 5. Retention of Certificate and Any Distributions. The Secretary or any Assistant Secretary shall retain on behalf of Participant, until the Stock is vested, all certificates and distributions pertaining to the Stock. Upon vesting, the certificates and all distributions (with interest on any cash distributions at 5%) shall be delivered to Participant.

         Section 6 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, assigns and personal representatives.

         Section 7 Specific Performance. In the event of a breach of this Agreement by any party hereto, any other party hereto shall be entitled to secure specific performance of this Agreement in any court of competent jurisdiction.

         Section 8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 9 Notices, etc. All notices and other communications required or permitted hereunder will be in writing and will be mailed by first-class mail, postage prepaid, addressed (a) if to Company at

                  4711 Golf Road
                  Skokie, Illinois 60076
                  Attn:  General Counsel
or at such other address as Company will have furnished to Participant in writing, or

(b) if to Participant at

                  Then current address in
                  the records of Company


or at such other address as Participant will have furnished to Company in writing in accordance with this Section.

         All notices and other communications to be given hereunder shall be given in writing. Except as otherwise specifically provided herein, all notices and other communications hereunder shall be deemed to have been given if personally delivered to the party being served, or two business days after mailing thereof by registered mail, return receipt requested, postage prepaid, to the requisite address set forth above (until notice of change thereof is served in the manner provided in this Section).

         Section 10 No Right to Employment. Nothing in this Agreement or in the act of granting the Stock to Participant shall give Participant any rights to continue to be employed by Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:

ANIXTER INTERNATIONAL INC.
a Delaware corporation


By
  ---------------------------------
Its
  ---------------------------------




Participant:



---------------------------------